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                                                                    EXHIBIT 4(b)


                         Novametrix Medical Systems Inc.
                               5 Technology Drive
                              Wallingford, CT 06492

                                                   December 17, 2001

Respironics, Inc.
1501 Ardmore Boulevard
Pittsburgh, PA  15221

Ladies and Gentlemen:

         The undersigned understands that Respironics Holdings, Inc. ("Merger Subsidiary"), a wholly - owned subsidiary of Respironics, Inc. ("Respironics"), is about to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Novametrix Medical Systems Inc. ("Novametrix"). The Merger Agreement provides for the merger of Merger Subsidiary with and into Novametrix (the "Merger") and the conversion of outstanding shares of Novametrix Common Stock into Respironics Common Stock in accordance with the formula therein set forth.

         In order to induce Respironics to cause Merger Subsidiary to enter into the Merger Agreement, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the Novametrix Stockholders Meeting contemplated by Section 5.02 of the Merger Agreement and any adjournment or postponement thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Merger Agreement and the Merger the shares of Novametrix Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Novametrix Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). The undersigned further agrees that the undersigned will use the undersigned's best efforts to cause any other shares of Novametrix Common Stock over which the undersigned has or shares voting power to be voted in favor of the Merger Agreement and the Merger.

         The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

                  (a) vote any of the Shares, or cause or permit any of the Shares to be voted in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Novametrix or any of its subsidiaries which would have the effect of any person other than Respironics or its affiliate acquiring control over Novametrix, any of its subsidiaries or any substantial portion of the assets of Novametrix or any of its subsidiaries. As used herein, the term "control" means (i) the ability to direct the voting of 30% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise; or
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                  (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person (other than Respironics or its affiliate), (ii) to any person seeking to obtain control of Novametrix, any of its subsidiaries or any substantial portion of the assets of Novametrix or any of its subsidiaries or to any other person (other than Respironics or its affiliate) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Novametrix or any of its subsidiaries. This agreement will terminate upon the earlier of consummation of the Merger of the termination of the Merger Agreement in accordance with the its terms.

                                             Very truly yours,



                                            ----------------------------
Accepted and Agreed to:
RESPIRONICS, INC.


By
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Title
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Date:
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